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                                                               EXHIBIT 99.(j)(i)

                         [DELOITTE & TOUCHE LETTERHEAD]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to the Registration Statement No. 333-60789, on Form N-1A of the Vantagepoint Funds (which consist of Vantagepoint Money Market Fund, Vantagepoint Income Preservation Fund, Vantagepoint US Government Securities Fund, Vantagepoint Asset Allocation Fund, Vantagepoint Equity Income Fund, Vantagepoint Growth & Income Fund, Vantagepoint Growth Fund, Vantagepoint Aggressive Opportunities Fund, Vantagepoint International Fund, Vantagepoint Core Bond Index Fund, Vantagepoint 500 Stock Index Fund, Vantagepoint Broad Market Index Fund, Vantagepoint Mid/Small Company Index Fund, Vantagepoint Overseas Equity Index Fund, Vantagepoint Model Portfolio Savings Oriented Fund, Vantagepoint Model Portfolio Conservative Growth Fund, Vantagepoint Model Portfolio Traditional Growth Fund, Vantagepoint Model Portfolio Long-Term Growth Fund, and Vantagepoint Model Portfolio All-Equity Growth Fund) of our report dated February 12, 2003 appearing in the Annual Report to shareholders of the Vantagepoint Funds for the year ended December 31, 2002.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectus and "Auditor" in the Statement of Additional Information, which are a part of such registration statement.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 28, 2003